SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒    Filed by a Party other than the registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

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September 23, 2005

Dear Autodesk Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders to be held on Thursday, November 10, 2005 at 2:00 p.m., Pacific Time, at our principal executive offices located at 111 McInnis Parkway, San Rafael, California 94903.

At the Special Meeting, you will be asked to approve the Autodesk 2006 Employee Stock Plan and amendments to the 2000 Directors’ Option Plan. Like most technology companies, Autodesk provides equity compensation to our employees and directors as an incentive to increase long-term stockholder value and to align the interests of our employees and directors with those of our stockholders. We believe that our equity compensation programs help us to attract and retain talented and highly-skilled individuals to serve as employees and encourage the engagement of committed and experienced business leaders to serve on our Board of Directors. We also believe that these plans motivate high levels of performance and create incentives that reward the contributions of our employees and directors to our success and to increased shareholder value.

The approval of the 2006 Employee Stock Plan is necessary if we are to continue to make stock options a key part of our employees’ total compensation, as has been the case since the company’s inception. If the 2006 Employee Stock Plan is not approved at the Special Meeting, we believe that our ability to attract and retain talented employees will be seriously affected, and in turn, we believe our long-term success may suffer. Our competitors would gain an important advantage in the key struggle to retain the services of the best industry talent. In addition, we believe that the amendments to the 2000 Directors’ Option Plan are important to retain and motivate the quality and caliber of individuals that we believe should serve on Autodesk’s Board of Directors.

As you may know, the originally proposed 2006 Stock Plan was not approved by our stockholders at our Annual Meeting in June. Subsequent to that meeting, a new plan has been formulated with a shorter term, fewer shares and other provisions responsive to feedback from stockholders who voted against the 2006 Stock Plan in June. We believe that adoption of the revised 2006 Employee Stock Plan and the share increase to the 2000 Directors’ Option Plan are crucial to our long-term success. Your vote is very important. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible. Voting by written proxy or over the Internet or by telephone will ensure that your shares are represented at the Special Meeting regardless of whether you attend in person.

Details regarding the proposals are more fully described in the accompanying Notice of Special Meeting and Proxy Statement. We encourage you to read this information carefully.

On behalf of the Board of Directors, I would like to thank you for your continued support of Autodesk.

Very truly yours,

Carol A. Bartz
Chairman of the Board, Chief Executive Officer and President

NOTICE OF 2005 SPECIAL MEETING OF STOCKHOLDERS

Time and Date	Thursday, November 10, 2005, at 2:00 p.m., Pacific time.

Place	Autodesk’s principal executive offices, located at: 111 McInnis Parkway, San Rafael, California 94903.

Items of Business

(1)    To approve the adoption of the Autodesk 2006 Employee Stock Plan and the reservation of 9,650,000 shares of the Autodesk’s Common Stock, plus a number of additional shares equal to that number of shares cancelled on expiration of the 1996 Stock Plan (not to exceed 4,340,000 shares), for issuance thereunder.

(2)    To approve amendments to Autodesk’s 2000 Directors’ Option Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares, to provide that all options granted under the 2000 Directors’ Option Plan will have a maximum term of six years, to limit the number of shares that may be issued under the 2000 Directors’ Option Plan as restricted stock and to prohibit option repricings without stockholder approval.

(3)    To transact such other business as may properly come before the Special Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Special Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote if you were a stockholder of record as of the close of business on September 15, 2005.

Voting

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy card or vote on the Internet or by telephone as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2005 Special Meeting and Procedural Matters” beginning on page 5 of the Proxy Statement and the instructions on the enclosed proxy card.

All stockholders are cordially invited to attend the Special Meeting in person. Any stockholder attending the Special Meeting may vote in person even if such stockholder previously signed and returned a proxy card or voted on the Internet or by telephone.

By Order of the Board of Directors,

Marcia K. Sterling
Senior Vice President, General Counsel and Secretary

This notice of special meeting, proxy statement and accompanying form of proxy card are being distributed on or about September 23, 2005.

Page
QUESTIONS AND ANSWERS ABOUT THE 2006 EMPLOYEE STOCK PLAN AND EQUITY COMPENSATION	3

Autodesk’s Annual Meeting of Stockholders was just held in June 2005. Why are you scheduling another meeting?	3

To what extent is the 2006 Employee Stock Plan different from the plan that was proposed in June 2005?	3

Are there other changes to Autodesk’s option grant practices?	3

How can investors measure potential dilution from stock option plans?	3

What is the impact of a decision not to exercise employee stock options on this measurement of dilution?	4

How do corporate acquisitions affect future stock option dilution?	4

How do financial performance and stock price affect option overhang?	4

What are the trends at Autodesk regarding option overhang?	4

What are the trends at Autodesk regarding option grants?	4

What is the impact of Autodesk’s stock repurchase program on option overhang?	4

How can I make sure my vote counts?	4

QUESTIONS AND ANSWERS ABOUT THE 2005 SPECIAL MEETING AND PROCEDURAL MATTERS	5

Why am I receiving these materials?	5

Can I attend the Special Meeting?	5

Who is entitled to vote at the Special Meeting?	5

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	5

How can I vote my shares in person at the Special Meeting?	5

How can I vote my shares without attending the Special Meeting?	6

How many shares must be present or represented to conduct business at the Special Meeting?	6

What proposals will be voted on at the Special Meeting?	6

What is the voting requirement to approve these proposals?	6

How are votes counted?	6

How does the Board of Directors recommend that I vote?	7

If I sign a proxy, how will it be voted?	7

Can I change my vote?	7

What happens if I decide to attend the Special Meeting but I have already voted or submitted a proxy card covering my shares?	7

What should I do if I receive more than one set of voting materials?	7

Where can I find the voting results of the Special Meeting?	8

Who pays for the proxy solicitation process?	8

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	8

PROXY STATEMENT

FOR

2005 SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2006 EMPLOYEE STOCK PLAN AND

EQUITY COMPENSATION

Q:	Autodesk’s Annual Meeting of Stockholders was just held in June 2005. Why are you scheduling another meeting?

A:	At the June annual meeting, we proposed the adoption of a stock plan (the “2006 Stock Plan”), which was narrowly rejected by our stockholders. In response to stockholder feedback, we are now submitting an alternative plan, the 2006 Employee Stock Plan, for stockholder consideration.

Q:	To what extent is the 2006 Employee Stock Plan different from the plan that was proposed in June 2005?

A:	There are a number of differences, including the following:

•	The 2006 Stock Plan was a three-year plan; the 2006 Employee Stock Plan is a two-year plan.

•	The 2006 Stock Plan reserved 25 million shares for future options grants; the 2006 Employee Stock Plan reserves only 9.65 million shares plus any shares that remain available for issuance under the 1996 Stock Plan upon its expiration, not to exceed 4,340,000 shares. (As of August 31, 2005, 4,264,730 shares remained available under the 1996 Stock Plan.)

•	The 2006 Stock Plan permitted non-employees to participate; this plan is limited to employees.

•	The 2006 Stock Plan technically permitted loans to participants; the 2006 Employee Stock Plan does not.

•	The 2006 Stock Plan permitted the grants of restricted stock, stock appreciation rights, performance shares and other forms of equity compensation; the 2006 Employee Stock Plan is limited to stock options.

•	The 2006 Stock Plan permitted option terms of up to ten years; the 2006 Employee Stock Plan limits option terms to no more than six years.

The Board of Directors’ policy accompanying the 2006 Stock Plan limited annual grants to 3% of outstanding common stock, with the exception of shares issued in corporate acquisitions and shares issued to newly appointed senior executives; the policy accompanying the 2006 Employee Stock Plan will limit annual grants to 2.5% of outstanding common stock, with the same exceptions.

Q:	Are there other changes to Autodesk’s option grant practices?

A:	The Board of Directors has amended our 1996 Stock Plan to eliminate any future awards of restricted stock, stock appreciation rights, performance shares and forms of equity compensation other than stock options, for consistency with the proposed 2006 Employee Stock Plan. Similarly, the 1996 Stock Plan now limits the term of any future option grant to six years, as do the 2000 Directors’ Option Plan and the proposed 2006 Employee Stock Plan. In addition, the 1996 Stock Plan and the 2000 Directors’ Option Plan will prohibit the repricing of stock options without stockholder approval to be consistent with the 2006 Employee Stock Plan.

Q:	How can investors measure potential dilution from stock option plans?

A:	Outstanding options represent potential future stock issuances that would, if exercised, have the effect of diluting the percentage ownership of each investor. The impact of outstanding options, as a percentage of the company’s outstanding stock, provides a measure of future dilutive impact, sometimes called “overhang.” Similarly, shares reserved for future option grants under a company’s stock plans can eventually dilute stock ownership as options are granted and exercised.

To help limit the impact of options on stockholder value, the Board has instituted a policy upon effectiveness of the 2006 Employee Stock Plan that would limit annual grants to 2.5% of outstanding common stock, with the exception of options granted in connection with corporate acquisitions or to newly appointed senior executives.

Q:	What is the impact of a decision not to exercise employee stock options on this measurement of dilution?

A:	Employees often choose to hold onto vested options. Even though this may reflect confidence in future performance, it can have the effect of causing relatively high levels of outstanding options.

Q:	How do corporate acquisitions affect future stock option dilution?

A:	In the software industry, a critical component of the value of most acquisitions is intellectual capital, including the know-how of key employees of the acquired company. Since stock options are often granted to employees of the acquired company to ensure continuity and retention, which is often critical to realize full value from acquired technologies, acquisitions usually increase the level of option grants.

Q:	How do financial performance and stock price affect option overhang?

A:	Because strong financial performance typically correlates with increased stock price, option exercises tend to increase during such periods and therefore overhang may decrease. However, during periods of strong performance, employee headcount typically increases as well, which can increase overhang as stock is granted to new employees both as a retention vehicle and as a tool for aligning their interests with those of the stockholders. To the extent strong performance is evidenced throughout the software industry, that often puts upward pressure on both salaries and option grants as companies compete for talent.

Q:	What are the trends at Autodesk regarding option overhang?

A:	We have reduced options outstanding as a percent of total stock outstanding from 26% at the end of fiscal 2003 to 16% at the end of fiscal 2005. By August 31, 2005, overhang had continued to decline significantly and was down to 14%, based on 230,792,469 shares of outstanding common stock with a weighted average exercise price of $14.91 and remaining term of 7.1 years and 33,131,272 outstanding options on that date.

Q:	What are the trends at Autodesk regarding option grants?

A:	We have reduced the level of option grants on a gross basis from 10.0% of our common stock outstanding in fiscal 2000 to 5.1% in fiscal 2005. For the first seven months of fiscal 2006, option grants represented 2.6%, based on typical practice to award options early in the year, and we expect the level of option grants to remain below 3% at the end of fiscal 2006. The Board of Directors now has adopted a policy which will limit annual option grants in future years to no more than 2.5% of outstanding stock with two exceptions: corporate acquisitions and the appointment of new senior executives.

Q:	What is the impact of Autodesk’s stock repurchase program on option overhang?

A:	Our Board of Directors continues to maintain a policy of repurchasing stock in order to offset dilution from employee stock option grants. Since the stock repurchase program decreases the number of outstanding shares, it has the effect of increasing overhang, given a constant number of stock option grants. Nonetheless, Autodesk’s Board of Directors has reiterated its commitment to continue to repurchase shares to offset dilution from our equity programs.

Q:	How can I make sure my vote counts?

A:	Please follow the directions below under “Questions and Answers About the 2005 Special Meeting and Procedural Matters” and keep in mind that, under current proxy rules, ABSTENTIONS COUNT AGAINST THE PROPOSALS. Therefore, if you agree with the recommendation of the Board of Directors to vote for the approval of the 2006 Employee Stock Plan, it is extremely important that you cast your vote.

QUESTIONS AND ANSWERS ABOUT THE 2005 SPECIAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these materials?

A:	The Board of Directors of Autodesk is providing these proxy materials to you in connection with the solicitation of proxies for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on Thursday, November 10, 2005, at 2:00 p.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.

The Special Meeting will be held at Autodesk’s principal executive offices, located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that location is (415) 507-5000.

Stockholders are invited to attend the Special Meeting and are entitled to and requested to vote on the proposal to approve the 2006 Employee Stock Plan and amendments to the 2000 Directors’ Option Plan described in this Proxy Statement.

Q:	Can I attend the Special Meeting?

A:	You are invited to attend the Special Meeting if you are a stockholder of record or a beneficial owner as of September 15, 2005. Having conducted our annual business review at our Annual Meeting of Stockholders in June, we expect this to be a brief meeting. Please notify our Vice President of Investor Relations, Sue Pirri, by calling (415) 507-6705 if you are planning to attend the Special Meeting. In addition, you should bring proof of identity for entrance to the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:	Holders of record of Autodesk’s common stock, par value $0.01 pre share (the “Common Stock”), at the close of business on September 15, 2005 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Special Meeting. Such stockholders are entitled to cast one vote for each share of Autodesk Common Stock held as of the Record Date.

As of the Record Date, there were [            ] shares of Common Stock outstanding and entitled to vote at the Special Meeting. No shares of Autodesk’s Preferred Stock were outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Special Meeting, Proxy Statement and accompanying form of proxy card have been sent directly to you by Autodesk.

Many Autodesk stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Special Meeting, Proxy Statement and accompanying form of proxy card have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, bank or other nominee.

Q:	How can I vote my shares in person at the Special Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the Special Meeting. Shares held beneficially in street name may be voted in person at the Special Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or voting instructions as described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:	If you are a stockholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the proxy card in the enclosed, postage pre-paid envelope, or by using the Internet voting site listed on the proxy card or the toll-free telephone number. Specific instructions for using the telephone and Internet voting systems are on the proxy card. The telephone and Internet voting systems for stockholders of record will be available until 1:00 a.m. (Central Time) on November 10, 2005. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting is available, and if they are available, will provide details regarding Internet and telephone voting.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?

A:	The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Special Meeting or (2) have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Special Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	What proposals will be voted on at the Special Meeting?

A:	At the Special Meeting, stockholders will be asked to vote on:

(1) the approval of the 2006 Employee Stock Plan and the reservation of 9,650,000 shares of Autodesk’s Common Stock, plus a number of additional shares equal to that number of shares cancelled on expiration of the 1996 Stock Plan in March 2006 (not to exceed 4,340,000 shares), for issuance thereunder, and

(2) the approval of amendments to Autodesk’s 2000 Directors’ Option Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares, to provide that all options granted under the 2000 Directors’ Option Plan will have a maximum term of six years, to limit the number of shares that may be issued under the 2000 Directors’ Option Plan as restricted stock and to prohibit option repricings without stockholder approval.

Q:	What is the voting requirement to approve these proposals?

A:	The affirmative vote of a majority of the votes duly cast is required to approve the 2006 Employee Stock Plan and the amendments to the 2000 Directors’ Option Plan. Abstentions are deemed to be votes cast and have the same effect as a vote against these proposals.

Q:	How are votes counted?

A:	You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve the 2006 Employee Stock Plan and the amendments to the 2000 Directors’ Option Plan.

Abstentions are deemed to be votes cast and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on these proposals.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares “FOR” the approval of the 2006 Employee Stock Plan and “FOR” the amendments to the 2000 Directors’ Option Plan.

Q:	If I sign a proxy, how will it be voted?

A:	All shares entitled to vote and represented by properly executed proxy cards received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Autodesk does not currently anticipate that any other matters will be raised at the Special Meeting.

Q:	Can I change my vote?

A:	Subject to any rules your broker may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with Autodesk’s General Counsel, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by making a timely and valid later Internet or telephone vote, as the case may be.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee or (2) if you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the Special Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by Autodesk’s General Counsel prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to Autodesk’s General Counsel or should be sent so as to be delivered to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

Q:	What happens if I decide to attend the Special Meeting but I have already voted or submitted a proxy card covering my shares?

A:	Subject to any rules your broker may have, you may attend the Special Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote that you cast at the Special Meeting. Please be aware that attendance at the Special Meeting will not, by itself, revoke a proxy.

If a broker, bank or other nominee holds your shares and you wish to attend the Special Meeting and vote in person, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Autodesk proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and will provide final results in our annual report on Form 10-K for fiscal 2006. In addition, the results will be posted on our website, at www.autodesk.com under “About Us—Investors.”

Q:	Who pays for the proxy solicitation process?

A:	Autodesk will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy material. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Autodesk may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Autodesk has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $10,000 plus reimbursement for out of pocket expenses.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future meetings.

Requirements for stockholder proposals to be considered for inclusion in Autodesk’s proxy material— Stockholders may present proper proposals for inclusion in Autodesk’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Autodesk’s General Counsel in a timely manner. In order to be included in the proxy statement for the 2006 annual meeting of stockholders, stockholder proposals must be received by Autodesk’s General Counsel no later than January 16, 2006, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, Autodesk’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to Autodesk’s General Counsel no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

The Company’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the General Counsel of Autodesk no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which Autodesk first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2006 annual meeting of stockholders is January 16, 2006.

If a stockholder who has notified Autodesk of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Autodesk need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the General Counsel of Autodesk. All notices of proposals by stockholders, whether or not included in Autodesk’s proxy materials, should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

PROPOSAL ONE

APPROVAL OF THE 2006 EMPLOYEE STOCK PLAN

The Board of Directors is asking stockholders to approve Autodesk’s 2006 Employee Stock Plan and the reservation of 9,650,000 shares for issuance thereunder plus a number of additional shares equal to that number of shares cancelled on expiration of the 1996 Stock Plan in March 2006 (not to exceed 4,340,000 shares). As of August 31, 2005, 4,264,730 shares remained available under the 1996 Stock Plan. The Board of Directors has adopted the 2006 Employee Stock Plan, subject to stockholder approval. If stockholders approve the 2006 Employee Stock Plan at the Special Meeting, the 2006 Stock Plan will become effective on March 21, 2006 and will terminate on March 21, 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2006 EMPLOYEE STOCK PLAN.

Background and Purpose

We provide equity compensation to our employees as an incentive to increase long-term stockholder value. Our current stock plan, the 1996 Stock Plan, expires in March 2006. In order to continue to make equity compensation a part of our employees’ total compensation package following the expiration of the 1996 Stock Plan, the Board of Directors has adopted a new plan, the 2006 Employee Stock Plan.

The purposes of the 2006 Employee Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees, and promote the success of our business. We believe that stock options should be a key part of employee compensation, that options promote employee attention to the importance of running the business with a focus on revenue growth and profitability and that stock options enable us to compete effectively for the best talent in the software industry.

The Benefits of Equity Compensation for Autodesk, our Employees and Stockholders

We strongly believe that the approval of the 2006 Employee Stock Plan and the ability to grant equity awards are essential to our continued success. Our strong financial performance over the past two years can be attributed in large part to our talented and motivated employees. Equity compensation is key to attracting and retaining this talent and keeping employees motivated. If the 2006 Employee Stock Plan is not approved at the Special Meeting, it would seriously hamper our ability to attract and retain the talent we need, and therefore, could affect our success.

Equity compensation is a key component of employee compensation at Autodesk, and we encourage equity ownership. Equity awards give employees the perspective of an owner with a stake in the success of Autodesk. We believe that equity awards align the interests of our employees with those of our stockholders by providing an incentive to increase long-term stockholder value. Our option grants for employees generally vest over four years, and our employees derive benefit from these options only after they have remained with Autodesk through the vesting date and only to the extent that the value of our Common Stock has appreciated from the time the options were granted. Furthermore, we believe that equity awards motivate high levels of performance and provide an effective means of recognizing, rewarding and encouraging employee contributions to our success.

In addition, we believe that equity awards are an important competitive tool in the technology industry and are essential to recruiting and retaining the highly qualified technical and other key personnel which are key to our success. We believe that we must offer competitive compensation packages in order to attract and retain people who can keep us on a course of continued success. Although higher salaries can compensate to some extent for the lack of stock options, we believe that over time we would be at a competitive disadvantage without the focus on success and power of retention provided by stock options. Elimination of our equity compensation program would seriously hamper our ability to attract and retain the talent we need to develop the products and the sales and marketing strategies that will define our future success. In recent years, we have hired a number of key performers who have been instrumental in achieving our current success. More broadly, our entire employee base, substantially all of whom receive equity compensation, are motivated to achieve results that drive stockholder value. We believe our equity compensation program has been critical in attracting and retaining a highly effective work force.

Policies Related to our Equity Compensation Programs

The Board of Directors has implemented certain policies relating to our equity compensation program.

Option Overhang. The Board of Directors and management are committed to reducing our option “overhang,” or the percentage of options outstanding relative to the Company’s outstanding stock, and we believe these policies are working. Since fiscal 2003, overhang and dilution from option grants has decreased substantially. In fiscal 2003, our overhang, as a percentage of our Common Stock outstanding, was 26%, due in part to high annual option grants and a stagnant stock price that decreased the incidence of option exercises. We recognized that 26% was too high and have taken certain measures that significantly reduced our overhang to 16% in fiscal 2005 and 14% at August 31, 2005.

Limitations on Our Annual Option Grants. We have committed to reducing the annual option grants that we make. We have reduced the level of option grants on a gross basis from 10.0% of Common Stock outstanding in fiscal 2000 to 5.1% in fiscal 2005. In addition, the Board of Directors has adopted an annual equity award percentage limitation policy, which limits the number of shares underlying equity awards we can grant under our stock plans. In general, this policy provides that the aggregate number of shares underlying equity awards granted pursuant to the 2006 Employee Stock Plan shall not exceed 2.5% per year of our outstanding Common Stock during any given fiscal year. However, awards issued in connection with business combinations or the appointment of new senior executives shall not be included in calculating whether the 2.5% limitation has been reached.

Stock Repurchase Program. We maintain a stock repurchase program to offset the dilutive impact of our stock plans. Our management has recommended to the Board of Directors that we maintain our current policy of repurchasing shares of Common Stock to offset dilution, subject to the requirements of Delaware law and consistent with the duty of the Board of Directors to evaluate various potential uses of our cash in light of then-existing business conditions. As we described in our Annual Report on Form 10-K for fiscal 2005, we generate significant cash flow, and our current and planned uses of cash include share repurchases. In fiscal 2005, we repurchased approximately 26 million shares. At August 31, 2005, approximately 26 million shares of Common Stock remain available for repurchase under the existing repurchase authorization from the Board of Directors, which significantly exceeds the total shares that will be issuable under the 2000 Directors’ Option Plan and the new 2006 Employee Stock Plan (which could be up to approximately 14.8 million shares).

Executive Equity Holding Program. Our Board of Directors believes that stock ownership by officers and directors is important to expose management to the risks and rewards inherent in stock ownership. The guidelines for stock ownership adopted in December 2004 provide that, within a four-year period, executive officers should attain a position in Autodesk stock equal to a multiple of their base salary depending on the individual’s scope of responsibilities, and directors should attain an investment position in Autodesk stock of at least 5,000 shares. By converting a portion of management’s stock options into shares owned, overhang is lowered.

Prohibition Against Stock Option Repricings. By prohibiting repricing of stock options in each of the 1996 Stock Plan, the 2000 Directors’ Option Plan and the 2006 Employee Stock Plan, the Board of Directors has eliminated the possibility of achieving gain from stock options unless all stockholders can benefit from the effect of an increase in stock price.

Description of the 2006 Employee Stock Plan

The following paragraphs provide a summary of the principal features of the 2006 Employee Stock Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2006 Employee Stock Plan, which is attached hereto as Appendix A. Capitalized terms used herein and not defined shall have the meanings set forth in the 2006 Employee Stock Plan.

Awards. The 2006 Employee Stock Plan permits the grant of incentive stock options and nonstatutory stock options (each individually, an “Option” or “Award”).

Stock Subject to the 2006 Employee Stock Plan. The number of shares of Autodesk Common Stock initially reserved for issuance under the 2006 Employee Stock Plan is 9,650,000 shares, plus a number of additional shares equal to that number of shares cancelled on expiration of the 1996 Stock Plan in March 2006 (not to exceed 4,340,000 shares). As of August 31, 2005, 4,264,730 shares remained available for issuance under the 1996 Stock Plan.

Administration. The 2006 Employee Stock Plan may be administered by the Board of Directors or a committee of the Board of Directors (the “Administrator”). Subject to the provisions of the 2006 Employee Stock Plan, the Administrator has the authority to: (1) interpret the 2006 Employee Stock Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2006 Employee Stock Plan, (3) select the persons to whom Options are to be granted, (4) subject to limitations of the 2006 Employee Stock Plan as applicable to each type of Option, determine the number of shares to be made subject to each Option, (5) determine whether and to what extent Options are to be granted, (6) determine the terms and conditions applicable to Options generally and to each individual Option (including the provisions of the Option agreement to be entered into between Autodesk and the participant), (7) amend any outstanding Option subject to applicable legal restrictions (except that repricing of an Option without stockholder approval is prohibited), (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Option, (9) approve forms of Option agreement for use under the 2006 Employee Stock Plan, (10) allow participants to satisfy withholding tax obligations by electing to have Autodesk withhold from the shares to be issued upon exercise of an Option that number of shares having a fair market value equal to the minimum amount required to be withheld, and (11) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2006 Employee Stock Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of Options and on all persons deriving their rights therefrom. The Board of Directors has currently delegated to the Compensation and Human Resources Committee authority to grant Options to executive officers of Autodesk, and to Ms. Bartz the authority to grant Options to other employees.

Eligibility to Receive Options. The 2006 Employee Stock Plan provides that incentive stock options and nonstatutory stock options may be granted only to our employees.

Code Section 162(m) Performance Goals. We have designed the 2006 Employee Stock Plan so that it permits us to issue awards that qualify as performance-based under Section 162(m) of the Internal Revenue Code (the “Code”).

No Repricing. The 2006 Employee Stock Plan prohibits repricing of Options, including by way of an exchange for another Option, unless stockholder approval is obtained.

Terms and Conditions of Stock Options. Each Option granted under the 2006 Employee Stock Plan is evidenced by a written stock option agreement between the optionee and Autodesk and is subject to the following terms and conditions:

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Exercise Price. The Administrator sets the exercise price of the shares subject to each Option, provided that the exercise price cannot be less than 100% of the fair market value of Autodesk’s Common Stock on the Option grant date. In addition, the exercise price of an incentive stock option must be at least

110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Autodesk or any of its subsidiaries (a “10% Stockholder”).

•	Form of Consideration. The means of payment for shares issued upon exercise of an Option is specified in each Option agreement. Payment may generally be made by cash, check, other shares of our Common Stock owned by the optionee or by a combination of the foregoing.

•	Exercise of the Option. Each stock option agreement will specify the term of the Option and the date when the option is to become exercisable. The 2006 Employee Stock Plan provides that in no event shall an Option granted under the 2006 Employee Stock Plan be exercised more than six (6) years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the Option shall be for no more than five (5) years from the date of grant.

•	Termination of Employment. If an optionee’s employment terminates for any reason (other than death or permanent disability), all Options held by such optionee under the 2006 Employee Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her Option agreement, which Autodesk currently sets at three months, or (ii) the expiration date of the Option. The optionee may exercise all or part of his or her Option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•	Permanent Disability. If an optionee is unable to continue employment as a result of permanent and total disability (as defined in the Code), all Options held by such optionee under the 2006 Employee Stock Plan expire upon the earlier of (i) twelve months after the date of termination of the optionee’s employment or (ii) the expiration date of the Option. The optionee may exercise all or part of his or her Option at any time before such expiration to the extent that such Option was exercisable at the time of termination of employment.

•	Death. If an optionee dies while employed by us, all Options held by such optionee under the 2006 Employee Stock Plan expire upon the earlier of (i) twelve months after the optionee’s death or (ii) the expiration date of the Option. The executor or other legal representative of the optionee may exercise all or part of the optionee’s Option at any time before such expiration with respect to all shares subject to such Option.

•	ISO Limitation. If the aggregate fair market value of all shares subject to an optionee’s incentive stock Option that are exercisable for the first time during any calendar year exceeds $100,000, the excess Options shall be treated as nonstatutory stock Options.

Section 162(m) Share Limit for Stock Options. In order that stock Options may qualify as performance-based compensation under Section 162(m), no participant may be granted stock Options to purchase more than 1,500,000 shares in any fiscal year, except that up to 3,000,000 shares may be granted in a participant’s first fiscal year of service.

Leave of Absence. In the event that an employee goes on a leave of absence approved by the Administrator, award vesting will continue during such leave, except as required by law or as otherwise determined by the Administrator.

Non-Transferability of Options. Unless otherwise determined by the Administrator, an Option granted under the 2006 Employee Stock Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Option shall in no event be transferable for value.

Adjustments Upon Changes in Capitalization. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares subject to the 2006 Employee Stock Plan, the individual fiscal year limits applicable to options, the number and class of shares of stock subject to any Option outstanding under the 2006 Employee Stock Plan, and the exercise price of any such outstanding Option. Any such adjustment shall be made by the Compensation and Human Resources Committee of our Board of Directors, whose determination shall be conclusive.

Change of Control. In the event of a change of control, the successor corporation (or its parent or subsidiary) shall assume or substitute each outstanding Option. If the successor corporation refuses to assume the Options or to substitute equivalent Awards, such Options shall become 100% vested. In such event, the Administrator shall notify the participant that each Option subject to exercise is fully exercisable for fifteen days from the date of such notice and that the Option terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2006 Employee Stock Plan. Autodesk’s Board of Directors may amend, suspend or terminate the 2006 Employee Stock Plan at any time; provided, however, that stockholder approval is required for any amendment that increases benefits to participants, increases the number of shares in the plan, modifies the requirements for participation or otherwise to the extent necessary to comply with applicable laws. In addition, no amendment, suspension or termination may impair the rights of any participant without his or her consent.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Options granted under the 2006 Employee Stock Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. No taxable income is recognized when an incentive stock Option is granted or exercised, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. If the participant exercises the Option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If these holding periods are not satisfied, the participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or less recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock Option is granted to a participant with an exercise price equal to the fair market value on the date of grant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date (which shall be calculated based on the actual sale price) over the exercise price. Any taxable income recognized in connection with the exercise of a nonqualified stock Option by an Autodesk employee is subject to tax withholding by Autodesk. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Tax Effect for Autodesk. Autodesk generally will be entitled to a tax deduction in connection with an Option under the 2006 Employee Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock Option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our next four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the 2006 Employee Stock Plan has been designed to permit the Administrator to grant Options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Autodesk to receive a federal income tax deduction in connection with such Options even to the extent that they exceed $1,000,000.

PROPOSAL TWO

AMENDMENTS TO THE 2000 DIRECTORS’ OPTION PLAN

The Board of Directors is asking stockholders to approve amendments to the 2000 Directors’ Option Plan (1) to increase the number of Shares reserved for issuance thereunder by 750,000 Shares, (2) to provide that all options granted under the 2000 Directors’ Option Plan after the amendments’ effective date will have a maximum term of six years, (3) to limit the number of shares that may be issued under the 2000 Directors’ Option Plan as restricted stock and (4) to prohibit repricing of options, including by way of an exchange for another option, unless stockholder approval is obtained. The Board of Directors approved these amendments in August 2005, subject to stockholder approval.

The 2000 Director Option Plan provides for automatic non-discretionary option grants and restricted stock to our non-employee directors. The proposed amendment to increase the number of shares reserved for issuance does not change the number of shares granted to directors each year but provides sufficient shares to continue to fund the 2000 Director Option Plan until it terminates in March 2010.

The 2000 Directors’ Option Plan currently has 78,682 Shares reserved for future Option and restricted stock grants, which will increase to 828,682 if the amendments are approved. Typically, we use approximately 175,000 shares each year, depending on the number of outside directors and the addition of new directors during a given year. The shares utilized include annual option grants, new director grants and restricted stock issued in lieu of cash compensation for service on the Board of Directors and chairmanships of committees of the Board of Directors.

The proposed amendment that would shorten the maximum term of options granted under the 2000 Directors’ Option Plan from ten years to six years is intended to reconcile the term of outside director options with the current term of employee options under the 1996 Stock Plan and the 2006 Employee Stock Plan. In addition, the proposed amendments would limit future restricted stock grants under the 2000 Directors’ Option Plan by providing that, effective as of September 2, 2005, the number of shares that may be issued as restricted stock under the plan after such date shall not exceed 124,300 shares (which represents 15% of the 828,682 shares that will be available for issuance under the plan if the amendments are approved). Also, the proposed amendments would explicitly prohibit repricing of options, unless such repricing is approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE 2000 DIRECTORS’ OPTION PLAN.

Background and Purpose

Autodesk has a well-established policy of providing stock options as a part of compensation to non-employee members of our Board of Directors, as well as requiring directors to take at least a portion of their compensation in the form of restricted stock (such stock options and restricted stock referred to collectively herein as “Options” or “Awards”). The purposes of the 2000 Directors’ Option Plan are to attract and retain highly skilled individuals as directors of Autodesk, to provide additional incentive to our non-employee directors to serve as directors and encourage their continued service on the Board of Directors, and to encourage equity ownership by our directors in order to align their interests with those of our stockholders.

Recent federal securities and corporate governance developments have narrowed the pool of qualified independent directors, making it more difficult and competitive to retain and attract qualified independent directors who possess the requisite financial and business expertise to make valuable contributions to the Board of Directors, and have increased the time commitment and responsibilities of our directors. In light of competition among companies for directors with appropriate experience, we believe that we need to continue to grant shares at our current levels so that we may continue to attract the best available candidates for service as non-employee directors of Autodesk and to acknowledge their increased time commitment and encourage their continued service on the Board of Directors.

Description of the 2000 Directors’ Option Plan

The following paragraphs provide a summary of the principal features of the 2000 Directors’ Option Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2000 Directors’ Option Plan, which is attached hereto as Appendix B. Capitalized terms used herein and not defined shall have the meanings set forth in the 2000 Directors’ Option Plan.

Stock Subject to the Plan. The number of shares of Common Stock reserved under the 2000 Directors’ Option Plan since its inception is 1,600,000, plus shares previously authorized under the 1990 Directors’ Option Plan. However, Proposal Two, if approved, will increase the number of shares by 750,000 shares. Adding these new shares to the 78,682 Shares that remained available under the 2000 Directors’ Option Plan as of August 31, 2005, there would be a total of 828,682 Shares available for future Option and restricted stock grants to outside directors. If an Option expires or becomes unexercisable for any reason, the unpurchased shares of stock that were subject to the Option may be returned to the 2000 Directors’ Option Plan, unless such plan has terminated, and may become available for future grant under the plan.

Administration. The 2000 Directors’ Option Plan fixes the timing of Option grants, the amount of the Option grants, the basis for determining the exercise price, and any restrictions on exercise of the Options, in order to remove any discretionary element from the plan. Administration of the 2000 Directors’ Option Plan, to the extent necessary, will be provided by the Board of Directors or a committee of the Board. The plan is structured such that no discretion is exercised by any person concerning material decisions regarding the 2000 Directors’ Option Plan.

Option Grants. The 2000 Directors’ Option Plan provides for the automatic grant of nonstatutory Options to our non-employee directors.

Upon being elected or appointed to our Board of Directors for the first time, each non-employee director is currently granted an Option to purchase 50,000 shares of Common Stock (the “Initial Grant”). Each Initial Grant vests and becomes exercisable in three annual installments of 34%, 33% and 33%, respectively, commencing on the first anniversary of the date of grant.

In addition, each non-employee director is granted an additional Option to purchase 20,000 shares of Common Stock on the date of each annual meeting of stockholders (the “Annual Grant”), provided that such director has served on the Board of Directors for at least six full months prior to the date and remains a member of the Board of Directors on that date. Each Annual Grant currently vests and becomes exercisable on the date of the next annual meeting of stockholders.

Term of Option; Option Agreement. Options previously granted under the 2000 Directors’ Option Plan have a term of ten years. However, Proposal Two, if approved, will decrease the term of future option grants made after the effectiveness of the amendments proposed by Proposal Two to six (6) years. Each option is evidenced by a stock option agreement between Autodesk and the director to whom such option is granted.

Exercise Price; Exercise of Option. The per share exercise price of each Option granted under the 2000 Directors’ Option Plan is 100% of the fair market value per share on the date the Option is granted. As long as the Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock shall be the closing sales price for such stock on the date of grant.

Each Option is exercisable only while the non-employee director remains a director of Autodesk, subject to certain circumstances described below. An Option is exercised by giving written notice of the exercise to Autodesk, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price.

Form of Consideration. The consideration to be paid for the shares to be issued upon exercise of an option under the 2000 Directors’ Option Plan may consist of cash, check or other shares of Autodesk’s Common Stock which, in the case of the shares acquired upon exercise of an Option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from Autodesk, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased.

Rule 16b-3. Options granted to non-employee directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to 2000 Directors’ Option Plan transactions.

Termination of Status as a Director. If a non-employee director ceases to serve as a director of Autodesk, Options outstanding under the 2000 Directors’ Option Plan currently may be exercised within seven months after he or she ceases to serve as a director, to the extent such Options were exercisable on the date of termination. However, following a director’s qualified retirement from the Board, such director shall have three years from the date of such retirement (but not beyond the term of the Option) to exercise any Options granted pursuant to the 2000 Directors’ Option Plan, to the extent that such Options were exercisable on the date of retirement. A qualified retirement occurs when a director has either (i) reached age 62 and served as a director of Autodesk for five years, or (ii) served as a director of Autodesk for 10 years.

Disability. If a non-employee director ceases to serve on the Board of Directors due to a total and permanent disability, options outstanding under the 2000 Directors’ Option Plan may be exercised within 12 months after termination, to the extent that such Options were exercisable at the date of termination.

Death of Optionee. If a non-employee director should die while serving on our Board of Directors, Options may be exercised at any time within 12 months after death, including those Options which had not previously vested.

Termination of Options. No Option is exercisable by any person after the expiration of its term.

Nontransferability. An Option granted under the 2000 Directors’ Option Plan is nontransferable by the holder other than by will or the laws of descent and distribution, and is exercisable during the director’s lifetime only by the director, or in the event of the director’s death, by the director’s estate or by a person who acquires the right to exercise the option by bequest or inheritance.

No Repricing. Proposal Two, if approved, will amend the 2000 Directors’ Option Plan to prohibit repricing of Options, including by way of an exchange for another Option, unless stockholder approval is obtained.

Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in our capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to each outstanding stock option grant, as well as the number of shares authorized for issuance under the 2000 Directors’ Option Plan. The number of shares issuable pursuant to future Initial Grants or Annual Grants will not be adjusted.

In the event of the proposed dissolution or liquidation of Autodesk, all Options will become fully vested and exercisable. To the extent any Options remain unexercised at the time of the dissolution or liquidation, such options will terminate.

In the event of a proposed sale of all or substantially all of the assets of Autodesk, or the merger of Autodesk with or into another corporation, the successor corporation shall assume all outstanding Options or substitute new Options therefore. If the successor corporation does not assume an outstanding Option or substitute for it an equivalent Option, then the Option shall become fully vested and exercisable. The Board of Directors shall notify the director that the Option will be exercisable for 30 days from the date of notice, after which period the Option shall terminate.

Restricted Stock Awards. The 2000 Directors’ Option Plan requires a director shall receive no less than 50%, and at the option of the director up to 100%, of compensation in the form of restricted stock. Each director must make an election as to the percentage of compensation to be taken in stock prior to each annual meeting of stockholders. The amount of stock compensation shall be paid at the rate of 120% of the cash dollar amount in the form of restricted stock, which shall vest on the date of the next annual meeting of stockholders, subject to continued service on the Company’s Board of Directors. In addition, Proposal Two, if approved, will amend the 2000 Directors’ Option Plan to provide that, effective as of September 2, 2005, the number of shares that may be issued as restricted stock under the plan after such date shall not exceed 124,300 shares (which represents 15% of the 828,682 shares that will be available for issuance under the plan if the amendments are approved).

Term of Plan. The 2000 Directors’ Option Plan shall be effective for ten years from the date of its original adoption unless earlier terminated pursuant to the provisions of the plan.

Amendment and Termination of 2000 Directors’ Option Plan. The Board of Directors may amend or terminate the 2000 Directors’ Option Plan at any time in such respects as the Board of Directors may deem advisable; provided that, to the extent necessary to comply with any applicable law or regulation, Autodesk shall obtain stockholder approval of any amendment to the 2000 Directors’ Option Plan in such a manner and to such a degree as is required. Any amendment or termination of the 2000 Directors’ Option Plan shall not impair the rights of any optionee under Options already granted without consent, and, in the absence of such consent, such options shall remain in full force and effect as if the 2000 Directors’ Option Plan had not been amended or terminated.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the 2000 Directors’ Option Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock Option is granted to a participant with an exercise price equal to the fair market value on the date of grant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the exercise date over the exercise price. Any taxable income recognized in connection with the exercise of a nonqualified stock Option by an Autodesk employee is subject to tax withholding by Autodesk. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Restricted Stock. A participant generally will not have taxable income upon grant of restricted stock. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. A participant instead may elect to be taxed at the time of grant.

Tax Effect for Autodesk. Autodesk generally will be entitled to a tax deduction in connection with an award under the 2000 Directors’ Option plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).

Participation in the 2000 Directors’ Option Plan

Each new non-employee member of the Board of Directors receives an Initial Grant to purchase 50,000 shares of Common Stock on the date of the first meeting of the Board of Directors at which such person first serves as a director. Each non-employee director receives an Annual Grant to purchase 20,000 shares of Common Stock on the date of each annual meeting (provided that, for new directors, the Annual Grant occurs six months or more after such director joined the Board of Directors). The Options are granted at the fair market value on the date of grant and the value of the Options depends upon Autodesk’s stock price at the time of a sale of the shares exercisable under the Option. Accordingly, the dollar value of the amount to be received by the directors is not determinable.

CORPORATE GOVERNANCE PRINCIPLES

Autodesk is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board of Directors provides independent leadership in the exercise of its responsibilities. Our management oversees a strong system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines and Code of Business Conduct

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. For a number of years, we have devoted substantial attention to the subject of corporate governance. Over ten years ago, before “corporate governance” was a watchword, the Board of Directors began work on developing Corporate Governance Guidelines. The Board of Directors first adopted these Guidelines in December 1995 and has refined them from time to time since then. The Corporate Governance Guidelines set forth the principles that guide the Board of Directors’ exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of Autodesk’s executive officers and set corporate strategy. The Corporate Governance Guidelines are available on our website at www.autodesk.com under “About Us—Investors—Corporate Governance.”

In addition, we have adopted a Code of Business Conduct for directors and employees, and a Code of Ethics for Senior Executive and Financial Officers, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers are available on our website at www.autodesk.com under “About Us—Investors—Corporate Governance.” We will post on this section of our website any amendment to the Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers, as well as any waivers of the Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers that are required to be disclosed by the rules of the SEC or the Nasdaq Stock Market.

Stock Ownership Guidelines

Directors and officers are encouraged to be Autodesk stockholders through their participation in our stock option plans. The Board of Directors has established stock ownership guidelines for our directors and executive officers designed to encourage long-term stock ownership in Autodesk and more closely link their interests with those of our other stockholders. These guidelines provide that, within a four-year period, executive officers should attain an investment position in Autodesk stock equal to a multiple of their base salary depending on the individual’s scope of responsibilities, and directors should attain an investment position in Autodesk stock of at least 5,000 shares. The Board of Directors reviews and updates the stock ownership guidelines annually, as appropriate.

Independence of the Board of Directors

The Board of Directors has determined that, with the exception of Carol A. Bartz, our Chief Executive Officer, all of its members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market. Such independence definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq listing standards, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The independent directors meet regularly in executive session, without members of management present, as part of the quarterly meeting procedure.

Contacting the Board of Directors

Communications from stockholders to the non-employee directors should be addressed to the Lead Director as follows: J. Hallam Dawson, Autodesk Inc., c/o General Counsel, 111 McInnis Parkway, San Rafael, California 94903.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning the total compensation of Autodesk’s Chief Executive Officer and each of the four most highly compensated officers during the last fiscal year (the “Named Executive Officers”) for services rendered to Autodesk in all capacities for the three fiscal years ended January 31, 2005:

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Carol A. Bartz Chairman of the Board, Chief Executive Officer and President	2005 2004 2003	863,333 680,000 765,000	2,356,000 1,260,500 —	— — —	1,000,000 800,000 640,000	54,483 35,736 54,976

Carl Bass Chief Operating Officer	2005 2004 2003	435,417 400,000 380,000	1,168,000 499,250 —	— — —	450,000 350,000 400,000	23,422 21,908 15,322

George M. Bado Senior Vice President, Worldwide Sales and Consulting	2005 2004 2003	330,000 312,577 94,298	357,600 55,630 —	870,719 524,696 25,000	120,000 120,000 200,000	32,108 16,421 —

Alfred J. Castino Senior Vice President, Chief Financial Officer	2005 2004 2003	320,833 300,000 147,885	725,000 315,500 —	— — —	150,000 80,000 240,000	3,610 3,940 2,704

Marcia K. Sterling Senior Vice President, General Counsel and Secretary	2005 2004 2003	332,500 320,000 298,462	740,000 263,000 —	— — —	120,000 140,000 150,000	3,940 3,940 4,075

(1)	Represents sales commissions.
(2)	Includes matching contributions by Autodesk to one of Autodesk’s pre-tax savings plans, reimbursement for certain travel expenses, and organization dues.

Executive Incentive Plan

The Executive Incentive Plan sets forth the plan for payment of cash bonuses to those of our executive officers who are designated for participation. The Executive Incentive Plan is intended to increase stockholder value and the success of Autodesk by motivating executives to perform to the best of their abilities and to achieve goals relating to the performance of Autodesk or one of our business units or other objectively determinable goals, and to reward them when those objectives are satisfied. The Executive Incentive Plan was approved by the stockholders in June 2005 and is intended to permit the payment of bonuses that may qualify as performance-based compensation under Internal Revenue Code Section 162(m).

The Compensation and Human Resources Committee of the Board of Directors (the “Committee”) has chosen the participants, target awards and payout formulas for fiscal year 2006 under the Executive Incentive Plan. For fiscal year 2006, the Committee determined that Carol Bartz, Carl Bass, Jan Becker, Alfred Castino, Marcia Sterling and Ken Bado, would be participants in the Plan. For each participant, the Committee established a target award equal to a specified percentage of such participant’s base salary. The Committee also determined a payout formula for each participant related to achievement of certain growth in revenues as compared to fiscal 2005 as well as certain operating margin levels. The Committee determined that attainment of each such performance goal would be measured by adjusting the evaluation of performance goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in our annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

The actual bonuses payable for fiscal year 2006 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance. Moreover, each of the individuals named above must remain an employee for all of fiscal year 2006 in order to be eligible for any bonus.

Autodesk Incentive Plan

Our employees, including our executive officers, are eligible for incentive compensation pursuant to our annual Autodesk Incentive Plan. Under this plan, all regular non-sales employees are eligible to receive a bonus, at the sole discretion of Autodesk, based on a variety of factors including overall corporate and individual business unit results, as well as the participant’s individual achievement and overall job performance. The Board of Directors has determined, as permitted by this plan, that those persons selected by the Compensation and Human Resources Committee to participate in the Executive Incentive Plan shall not receive awards under the Autodesk Incentive Plan.

Employment Agreements and Change In Control Arrangements

Employment Agreement with Carol A. Bartz.

In April 1992, Autodesk entered into an agreement with Carol A. Bartz that provides, among other things, for a severance payment equal to two years’ base salary and incentive compensation in the event Ms. Bartz’s employment is terminated without cause within two years after commencement of employment or one year after a change in control of Autodesk not approved by the Board of Directors or two years’ base compensation in the event Ms. Bartz’s employment is terminated without cause under any other circumstances.

Executive Change in Control Program.

In March 2000, the Board of Directors approved the Executive Change in Control Program (the “Change in Control Program”), in an effort to ensure the continued service of Autodesk’s key executives in the event of a future change in control event. Each of Autodesk’s current executive officers participates in the Change in Control Program. Under the terms of the Change in Control Program, if, within 12 months of a Change in Control (as defined below), an executive officer who participates in the Program is terminated without cause, he or she will receive:

•	An amount equal to the executive officer’s annual base compensation and average annual bonus, payable bimonthly over a 12 month period;

•	The acceleration of such executive officer’s stock options with respect to the number of shares that would have vested within the 12 months following the date of the executive officer’s termination; and

•	Continued coverage of medical, dental and vision insurance until the earlier of 12 months from the date of termination or when he or she becomes covered under another employer’s employee benefit plans.

If the executive officer is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under Autodesk’s then-existing benefit plans and policies.

If the benefits provided under the Change in Control Program constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever amount results in the receipt of the greatest amount of benefits.

As defined in the Change in Control Program, a “Change in Control” means:

•	The acquisition of beneficial ownership by any person, directly or indirectly, of 50% or more of the total voting power represented by Autodesk’s then-outstanding voting securities;

•	The consummation of the sale or disposition of all or substantially all of Autodesk’s assets;

•	The consummation of a merger or consolidation of Autodesk with any other corporation, other than a merger or consolidation where the outstanding voting securities of Autodesk immediately prior to the merger or consolidation continue to represent at least 60% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	A change in the composition of the Board of Directors, which results in the incumbent directors representing less than a majority of the entire Board of Directors.

Rule 10b5-1 Trading Plans.

During fiscal 2005, Carol A. Bartz, our Chief Executive Officer and President, Carl Bass, Chief Operating Officer, George M. Bado, Senior Vice President, Worldwide Sales and Consulting Alfred J. Castino, Senior Vice President and Chief Financial Officer and Marcia K. Sterling, Senior Vice President and General Counsel, adopted pre-arranged stock trading plans to, over time, exercise certain options to purchase Autodesk common stock and automatically sell the shares issued on exercise of such options in accordance with each plan’s specifications. These plans were established as part of the officers’ individual long-term strategies for asset diversification and liquidity and must be in effect at least 90 days before trading commences. Each such plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, as well as guidelines adopted by our Board of Directors for individuals who elect to enter into 10b5-1 trading plans.

Related Party Transactions

During fiscal 2005, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, acted as principal outside counsel to Autodesk. Mark A. Bertelsen, a director of Autodesk, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Payments by Autodesk to Wilson Sonsini Goodrich & Rosati were less than one percent of such firm’s revenues in the last fiscal year. We believe that the services performed by Wilson Sonsini Goodrich & Rosati were provided on terms no more or less favorable than those with unrelated parties.

William Marr, Jr., Carol A. Bartz’s stepson, is employed by Autodesk Software (China) Co., Ltd., a wholly-owned subsidiary of Autodesk. In fiscal 2005, Mr. Marr received approximately $73,000 in compensation representing annual salary and certain expatriate allowances.

Compensation of Directors

During fiscal 2005, we paid an annual fee of $40,000 to each director who was not an Autodesk employee (currently eight persons). Each director may elect to receive up to fifty percent of the fee in cash, with the balance paid in the form of restricted stock issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. Such restricted stock was issued on June 17, 2004 (the date of last year’s annual meeting of stockholders) and vested at the 2005 annual meeting of stockholders, provided that the recipient was a director on such date. Directors received an additional $5,000 for serving as Lead Director or chairman of a board committee, which was increased to $10,000 annually effective as of the date of the 2005 annual meeting of stockholders, which was held on June 23, 2005. Directors do not receive fees for attending Board of Directors or board committee meetings.

Additionally, Autodesk’s 2000 Directors’ Option Plan provides for the automatic grant of nonstatutory stock options to our non-employee directors. Upon being elected or appointed to our Board of Directors, each non-employee director is granted an option to purchase 50,000 shares of our Common Stock, with subsequent annual option grants of 20,000 shares of our Common Stock. The exercise price of options granted under the 2000 Directors’ Option Plan is equal to the fair value of our Common Stock on the date of grant. Options granted under the 2000 Directors’ Option Plan upon election or appointment vest over a three-year period; subsequent annual option grants vest over a one-year period.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Human Resources Committee is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship exists between any member of our Compensation and Human Resources Committee and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

EMPLOYEE AND DIRECTOR STOCK OPTIONS

Option Program Description

Autodesk maintains two active stock option plans for the purpose of granting stock options to employees and members of Autodesk’s Board of Directors: the 1996 Stock Plan (available only to employees) and the 2000 Directors’ Option Plan (available only to non-employee directors). Additionally, there are six expired plans or terminated plans with options outstanding, including the Nonstatutory Stock Option Plan (available only to non-executive employees and consultants), which was terminated by the Board of Directors in December 2004. In addition to its stock option plans, Autodesk’s employees are also eligible to participate in Autodesk’s 1998 Employee Qualified Stock Purchase Plan. In September 2005, the Board of Directors approved a new stock plan, the 2006 Employee Stock Plan (available only to employees) which, if approved, will commence in March 2006 when the 1996 Stock Plan expires. Any shares that remain available in the 1996 Stock Plan at that time will be added to the 2006 Employee Stock Plan. Please refer to “Proposal One—Approval of the 2006 Employee Stock Plan.”

Our stock option program is broad-based and designed to promote long-term retention. Essentially all of our employees participate. Approximately 84% of the options we granted during fiscal 2005 were awarded to employees other than Named Executive Officers as detailed below. Options granted under our equity plans vest over periods ranging from one to five years and expire within ten years of the date of grant. The exercise price of the stock options is equal to the closing price of our Common Stock on the Nasdaq Stock Market on the grant date.

All stock option grants to executive officers are made by the Compensation and Human Resources Committee of the Board of Directors. All members of the Compensation and Human Resources Committee are independent directors, as defined by the listing standards of The Nasdaq Stock Market. Grants to our non-employee directors are non-discretionary and are pre-determined by the terms of the 2000 Directors’ Option Plan.

The following tables provide information about our stock option programs, including distribution and dilutive effect, option plan balances and in-the-money and out-of-the-money options.

Distribution and Dilutive Effect of Options

The following table provides information about the distribution and dilutive effect of our stock options for the three fiscal years ended January 31, 2005:

	Seven Months Ended August 31,	Fiscal Year Ended January 31,
	2005	2005	2004	2003
Net grants during the period as % of outstanding shares	2.1%	3.9%	3.1%	3.1%
Grants to Named Executive Officers during the period as % of total options granted	17.3%	15.9%	11.7%	9.3%
Grants to Named Executive Officers during the period as % of outstanding shares	0.4%	0.8%	0.7%	0.6%
Cumulative options held by Named Executive Officers as % of total options outstanding	24.9%	25.2%	20.9%	18.0%

General Option Information

Our stock option activity for the named periods is summarized as follows:

	Shares Available for Options	Options Outstanding
(Shares in thousands)		Number of Shares	Weighted Average Price Per Share
Options outstanding at January 31, 2003 (1)	19,115	58,890	$8.10
Granted	(12,921)	12,921	8.73
Exercised	—	(12,850)	7.24
Canceled	5,533	(6,025)	8.57
Additional shares reserved	8,167	—	—

Options outstanding at January 31, 2004 (2)	19,894	52,936	$8.40
Granted	(11,550)	11,550	17.52
Exercised	—	(25,445)	8.46
Canceled	2,607	(2,635)	9.46
Additional shares reserved	8,455	—	—
Reduction to shares available for future issuance approved by the Board of Directors in March 2005	(10,000)	—	—

Options outstanding at January 31, 2005 (3)	9,406	36,406	$11.17
Granted	(5,906)	5,906	30.46
Exercised	—	(8,184)	9.56
Canceled	843	(997)	14.39

Options outstanding at August 31, 2005 (4)	4,343	33,131	$14.91

(1)	Weighted average remaining life is 7.3 years.
(2)	Weighted average remaining life is 6.9 years.
(3)	Weighted average remaining life is 7.4 years.
(4)	Weighted average remaining life is 7.1 years.

In-the-Money and Out-of-the-Money Option Information

The following table compares the number of shares subject to option grants with exercise prices at or below the closing price of our Common Stock at January 31, 2005 (“in-the-money”) with the number of shares subject to option grants with exercise prices greater than the closing price of our Common Stock at the same date (“out-of-the-money”). The closing price of our Common Stock on January 31, 2005, was $29.37 per share.

	Exercisable		Unexercisable		Total
(Shares in thousands)	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
In-the-Money	12,637	$8.13	22,754	$11.98	35,391	$10.61
Out-of-the-Money	—	—	1,015	30.84	1,015	30.84

Total Options Outstanding	12,637	$8.13	23,769	$12.79	36,406	$11.17

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended January 31, 2005:

Name	Individual Grants
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (4)
					5%	10%
Carol A. Bartz	1,000,000	8.66%	$14.40	03/18/14	$9,056,083	$22,949,891
Carl Bass	250,000		14.40	03/18/14	2,264,021	5,737,473
	200,000		20.69	06/28/14	2,601,737	6,593,313

	450,000	3.90%			4,865,758	12,330,785
George M. Bado	120,000	1.04%	16.42	04/05/14	1,239,174	3,140,310
Alfred J. Castino	150,000	1.30%	14.40	03/18/14	1,358,412	3,442,484
Marcia K. Sterling	120,000	1.04%	14.40	03/18/14	1,086,730	2,753,987

(1)	The options in this table are incentive stock options or nonstatutory stock options granted under the 1996 Stock Plan, and have exercise prices equal to the fair market value of Autodesk’s Common Stock on the date of grant. Generally, all such options have ten year terms and vest over one to five years. The shares subject to each option will immediately vest in full in the event Autodesk is acquired by merger or asset sale, unless the option is to be assumed by the acquiring entity. In addition, under the Change in Control Program, in the event that Autodesk terminates any of the Named Executive Officers within 12 months following a change in control, the shares subject to each option will vest as to the number of shares that would have vested within the 12 months following such termination.
(2)	The Company granted options to purchase 11.5 million shares of Common Stock in the fiscal year ended January 31, 2005, to 2,993 employees.
(3)	The options in this table may terminate before their expiration upon the termination of the optionee’s status as an employee or upon the optionee’s disability or death.
(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5%, and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent Autodesk’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 2005, and the number of shares of Autodesk’s Common Stock subject to both exercisable and unexercisable stock options as of January 31, 2005. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Autodesk’s Common Stock as of January 31, 2005. The market value of the underlying securities is based on $29.37, the closing price of Autodesk’s Common Stock on January 31, 2005.

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal year End		Value of Unexercised In-The Money Options at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carol A. Bartz	1,380,820	$25,682,594	4,729,576	2,295,000	$101,579,646	$41,657,528
Carl Bass	552,498	5,350,428	2	1,067,500	44	18,057,538
George M. Bado	130,000	2,160,539	—	310,000	—	5,736,738
Alfred J. Castino	67,000	1,280,854	73,000	330,000	1,670,270	6,245,400
Marcia K. Sterling	480,000	4,290,754	—	360,000	—	6,754,404

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under Autodesk’s equity compensation plans as of January 31, 2005.

(Shares in thousands)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities
Plan category			remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	30,394	$11.53	20,341	(2)
Equity compensation plans not approved by security holders (3)	6,012	9.37	—

Total	36,406	$11.17	20,341

(1)	Included in these amounts are 0.1 million securities available to be issued upon exercise of outstanding options with a weighted-average exercise price of $7.73 related to equity compensation plans assumed in connection with previous business mergers and acquisitions.
(2)	This amount reflects the reduction in shares available for future issuance approved by the Board of Directors in March 2005 and 10.9 million securities available for future issuance under Autodesk’s 1998 Employee Qualified Stock Purchase Plan.
(3)	Amounts correspond to Autodesk’s Nonstatutory Stock Option Plan, which was terminated by the Board of Directors in December 2004.

Description of Equity Compensation Plans

1996 Stock Plan. The 1996 Stock Plan was adopted by the stockholders in 1996. Employees, including executive officers, and the members of our Board of Directors, are eligible to participate in the 1996 Stock Plan. The 1996 Stock Plan is intended to help Autodesk attract and retain outstanding individuals in order to promote Autodesk’s success. Incentive stock options, which entitle the optionee to special U.S. income tax treatment, and nonstatutory stock options may be granted under the 1996 Stock Plan. Options granted under the 1996 Stock Plan generally vest over periods ranging from one to five years and expire within ten years of the date of grant. The exercise price of the stock options granted under the 1996 Stock Plan is equal to the closing price of our Common Stock on The Nasdaq Stock Market on the grant date. In September 2005, the 1996 Plan was amended by the Board to eliminate any future use of restricted stock, stock appreciation rights, performance shares or other forms of equity besides stock options. In addition, the Board of Directors limited the term of future option grants under the 1996 Stock Plan to no longer than six years. The 1996 Stock Plan will expire in March 2006, and any shares that remain available for issuance under the 1996 Stock Plan will be added to the 2006 Employee Stock Plan, if the 2006 Employee Stock Plan is approved by the stockholders.

2000 Directors’ Option Plan. For a description of the 2000 Directors’ Option Plan, please refer to “Proposal Two—Amendment of the 2000 Directors’ Option Plan.”

Nonstatutory Stock Option Plan. Our Nonstatutory Stock Option Plan, which is not subject to stockholder approval, was adopted in 1996 and terminated by the Board of Directors in December 2004. The Nonstatutory Stock Option Plan permitted the grant to eligible employees of options to purchase up to 16.9 million shares, all of which have been previously granted. Executive officers and members of the Board of Directors were not eligible to participate in this plan. The Nonstatutory Stock Option Plan was intended to help Autodesk attract and retain outstanding individuals in order to promote Autodesk’s success. Only nonstatutory stock options were granted under the Nonstatutory Stock Option Plan.

1998 Employee Qualified Stock Purchase Plan. Our 1998 Employee Qualified Stock Purchase Plan was adopted by the stockholders in 1998. The 1998 Employee Qualified Stock Purchase Plan is intended to help Autodesk attract and retain outstanding individuals in order to promote Autodesk’s success. The 1998 Employee Qualified Stock Purchase Plan provides employees of Autodesk with an opportunity to purchase Common Stock through accumulated payroll deductions. Under the 1998 Employee Qualified Stock Purchase Plan, eligible employees may purchase shares of Common Stock at their discretion using up to 15% of their compensation subject to certain limitations, at not less than 85% of fair market value as defined in the plan agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s Common Stock as of August 31, 2005, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk’s Common Stock, each of Autodesk’s directors, each of the executive officers named in the Summary Compensation Table on page [    ] and all directors and executive officers of Autodesk as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
5% Stockholders:
Barclays Global Investors, NA (4)	23,591,861	10.2%

Non-Employee Directors:
Mark A. Bertelsen (5)	128,483	*
Crawford W. Beveridge (6)	141,320	*
J. Hallam Dawson (7)	205,411	*
Michael J. Fister (8)	110,825	*
Per-Kristian Halvorsen (9)	131,227	*
Steven L. Scheid (10)	80,123	*
Mary Alice Taylor (11)	247,690	*
Larry W. Wangberg (12)	149,103	*

Named Executive Officers:
Carol A. Bartz (13)	5,216,920	2.2%
Carl Bass (14)	218,991	*
George M. Bado (15)	15,526	*
Alfred J. Castino (16)	166,132	*
Marcia K. Sterling (17)	85,804	*

All directors and executive officers as a group (14 persons) (18)	7,317,210	3.1%

*	Represents less than one percent (1%) of the outstanding Common Stock.
(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has the right to acquire within 60 days of August 31, 2005, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)	The total number of shares of Common Stock outstanding as of August 31, 2005 was 230,792,469.
(4)	Includes (i) 19,138,607 shares beneficially owned by Barclays Global Investors, NA, (ii) 1,372,505 shares beneficially owned by Barclays Global Fund Advisors, (iii) 2,989,149 shares beneficially owned by Barclays Global Investors, LTD, (iv) 26,986 shares beneficially owned by Barclays Capital Securities Limited and (v) 64,614 shares beneficially owned by Palomino Limited. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The address of Barclays Capital Securities Limited is 5 The North Colonnade, Canary Wharf, London, E14 4BB. The address of Palomino Limited is Walker House, Mary Street, P.O. Box 908 GT, George Town, Grand Cayman. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2005.
(5)	Includes 120,000 shares subject to options exercisable within 60 days of August 31, 2005.

(6)	Includes 120,000 shares subject to options exercisable within 60 days of August 31, 2005.
(7)	Includes 160,000 shares subject to options exercisable within 60 days of August 31, 2005.
(8)	Includes 107,000 shares subject to options exercisable within 60 days of August 31, 2005.
(9)	Includes 119,600 shares subject to options exercisable within 60 days of August 31, 2005.
(10)	Includes 70,600 shares subject to options exercisable within 60 days of August 31, 2005.
(11)	Includes 200,000 shares subject to options exercisable within 60 days of August 31, 2005.
(12)	Includes 120,000 shares subject to options exercisable within 60 days of August 31, 2005.
(13)	Includes 4,216,528 shares subject to options exercisable within 60 days of August 31, 2005.
(14)	Includes 205,002 shares subject to options exercisable within 60 days of August 31, 2005.
(15)	Includes -0- shares subject to options exercisable within 60 days of August 31, 2005.
(16)	Includes 141,500 shares subject to options exercisable within 60 days of August 31, 2005.
(17)	Includes 69,784 shares subject to options exercisable within 60 days of August 31, 2005
(18)	Includes 6,062,734 shares subject to options exercisable within 60 days of August 31, 2005.

APPENDIX A

AUTODESK, INC.

2006 EMPLOYEE STOCK PLAN*

1. Purposes of the Plan. The purposes of this 2006 Employee Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options and Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means, individually or collectively, a grant of Options under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors and whose

*	As adopted by the Board on September 2, 2005, and approved by the stockholders on November , 2005, to become effective on March 21, 2006.

election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” Committee of Board means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Autodesk, Inc.

(j) “Date of Grant” means the date when the Option is granted and its exercise price is set, consistent with Applicable Laws and applicable financial accounting rules.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Fiscal Year” means a fiscal year of the Company.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) “Participant” means the holder of an outstanding Option granted under the Plan.

(y) “Plan” means this 2006 Employee Stock Plan.

(z) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa) “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(cc) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is equal to 9,650,000 Shares plus the number of shares that have been reserved but not issued nor subject to outstanding options under the Company’s 1996 Stock Plan (the “1996 Plan”) as of the termination date of the 1996 Plan, not to exceed 4,340,000 shares.

The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan. Shares used to pay the exercise price of an Option or to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

(ii) to select the Employees to whom Options may be granted hereunder;

(iii) to determine whether and to what extent Options are granted hereunder;

(iv) to determine the number of Shares to be covered by each Option granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) subject to Section 9(c) of the Plan, to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Options granted hereunder;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Option (subject to Section 9(c) and Section 13 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or vesting of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to determine the terms and restrictions applicable to Options; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Options.

5. Eligibility. Incentive Stock Options and Nonstatutory Stock Options may be granted only to Employees.

6. No Employment Rights. Neither the Plan nor any Option shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7. Code Section 162(m) Provisions.

(a) Option Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options to purchase more than 1,500,000 Shares; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b) Changes in Capitalization. The numerical limitations in Section 7(a) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12(a).

8. Term of Plan. The Plan shall become effective on March 21, 2006 and continue in effect for a term of two (2) years after such date.

9. Stock Options.

(a) Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than six (6) years from the Date of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five (5) years from the Date of Grant.

(b) Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant.

(c) No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option.

(d) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) delivery to the Company of (A) a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and (B) the sale proceeds required to pay the exercise price;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.

(f) Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g) Termination of Relationship as an Employee. If a Participant ceases to be a Employee, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h) Disability. If a Participant ceases to be a Employee as a result of the Participant’s Disability, the Participant may exercise his or her Option for twelve (12) months following the Participant’s termination (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i) Death of Participant. If a Participant dies while a Employee, the Option may be exercised for twelve (12) months following Participant’s death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(j) ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

10. Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Options granted hereunder shall continue during any leave of absence approved by the Administrator.

11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Option shall in no event be transferable for value.

12. Adjustments Upon Changes in Capitalization.

(a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option and the 162(m) Fiscal Year share issuance limits under Section 7(a) hereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Option shall lapse 100%, and that any Option vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Change of Control. In the event of a Change of Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Option is not assumed or substituted in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change of Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Plan without obtaining stockholder approval. For this purpose, the following shall be considered material amendments requiring stockholder approval: (i) increasing the benefits accruing to Plan participants, (ii) increasing the number of Shares that may be issued under the Plan (other than in accordance with Section 12(a) hereof), (iii) modifying the requirements for participation under the Plan or (iv) as otherwise may be required by Applicable Laws.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

14. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Option or the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Option, the Company may require the person exercising or receiving such Option to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

15. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Shares covered by an Option exceed, as of the Date of Grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13(b) of the Plan.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

APPENDIX B

AUTODESK, INC.

2000 DIRECTORS’ OPTION PLAN1

1. Purposes of the Plan. The purposes of this Directors’ Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be “non-statutory stock options.”

2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(d) “Company” means Autodesk, Inc., a Delaware corporation.

(e) “Director” means a member of the Board.

(f) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(j) “Optioned Stock” means the Common Stock subject to an Option.

(k) “Optionee” means an Outside Director who receives an Option.

(l) “Outside Director” means a Director who is not an Employee.

[1]	As amended by the Board of Directors on September 2, 2005 and approved by the stockholders on November , 2005.

(m) “Plan” means this 2000 Directors’ Option Plan.

(n) “Purchaser” means an Outside Director who purchases Restricted Stock.

(o) “Qualified Retirement” means a retirement from the Board after the retiring Director either (i) has attained 62 years of age and has served on the Board for at least five (5) years, or (ii) has served on the Board for at least ten (10) years.

(p) “Restricted Stock” means Shares granted to and purchased by Outside Directors in accordance with Section 4(c) of this Plan.

(n) “Restricted Stock Award” means the Company’s grant of Restricted Stock pursuant to Section 4(c) of the Plan.

(o) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,150,000 Shares (the “Pool”) of Common Stock, together with any shares remaining in the Company’s 1990 Directors’ Option Plan as of its termination on July 24, 2000. The Shares may be authorized, but unissued, or reacquired Common Stock. Effective as of September 2, 2005, the number of Shares that may be issued hereunder after such date as Restricted Stock shall not exceed 124,300 Shares.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). If Shares are forfeited to the Company pursuant to a Restricted Stock agreement, such Shares shall be returned to the Plan and shall become available for reissuance under the Plan, unless the Plan shall have been terminated. However, such Shares shall not return to the Plan if the persons to whom they were originally issued receive the benefits of ownership of such Shares (other than voting), as such concept is interpreted from time to time by the Securities and Exchange Commission in the context of Rule 16b-3. Shares used to pay the exercise price of an Option or to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.

4. Administration of and Grants under the Plan.

(a) Administration. Except as otherwise required herein, the Plan shall be administered by the Board. All grants of Options and Restricted Stock to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(b) Option Grants.

(i) No person shall have any discretion to select which outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each Outside Director who joins the Board on or after the date of adoption of this plan shall be automatically granted an Option to purchase 50,000 Shares (the “Initial Option”) upon the date of the first meeting of the Board at which such person first serves as a Director (which shall be (i) in the case of a director elected by the stockholders of the Company, the first meeting of the Board of Directors after the meeting of stockholders at which such director was elected or (ii) in the case of a director appointed by the Board to fill a vacancy, the meeting of the Board at which such director is appointed); provided, however, that no option shall become exercisable under the Plan until stockholder approval of the Plan has been obtained in accordance with Section 17 hereof.

(iii) On the date of each annual stockholder meeting (an “Annual Meeting”) during the term of this Plan, each Outside Director shall automatically receive an additional option to purchase 20,000 Shares (the “Annual Option”), provided that (1) the Annual Option shall be granted only to an outside Director who has served on the Board for at least six full months prior to the date of grant and (2) the grant of an Annual Option shall be subject to the person’s continued service as an outside Director.

(iv) The terms of each Option granted hereunder shall be as follows:

(1) Each Option shall terminate, if not previously exercised or otherwise terminated, on a date six (6) years after the date of grant.

(2) Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

(3) The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(4) Each Initial Option shall become exercisable in installments cumulatively as 34%, 33% and 33%, respectively, of the Optioned Stock, on each of the three (3) succeeding years on the anniversary of such Option’s date of grant, for a total vesting period of approximately three (3) years, provided that the Director continues to serve on the Board on such dates.

(5) Each Annual Option shall become fully exercisable on the date of the Company’s next Annual Meeting for a total vesting period of approximately one (1) year, provided that the Director continues to serve on the Board on such date.

(v) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(c) Restricted Stock Awards.

(i) No person shall have any discretion to select which Outside Directors shall receive Restricted Stock Awards or to determine the number of Shares to be covered by Restricted Stock awarded to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive a Restricted Stock Award under this Plan.

(ii) On the date of each Annual Meeting of Stockholders of the Company during the term of this Plan, each Outside Director shall automatically receive a Restricted Stock Award for that number of Shares determined by dividing (1) the product of (a) fifty percent (50%) of the cash value of his or her annual retainer as a Director multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded to the nearest whole Share, provided that on the date of grant of any such Restricted Stock Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Award.

(iii) On the date of each Annual Meeting of Stockholders of the Company during the term of this Plan, each Outside Director may elect to receive any or all of the remaining cash balance of his or her annual retainer as a Director in the form of a Restricted Stock Award by making an election (the “Election”). The Election must be in writing and delivered to the Secretary of the Company prior to the date of such Annual Meeting of Stockholders of the Company. Any Election made by an Outside Director pursuant to this subsection 4(c)(iii) shall be irrevocable. Effective as of the Annual Meeting of Stockholders of the Company, the Outside Director shall receive a Restricted Stock Award for that number of Shares determined by dividing (1) the product of (a) the amount of his or her annual retainer as a Director covered by the Election, multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded to the nearest whole Share, provided that on the date of grant of any such Restricted Stock Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Award.

(iv) The terms of a Restricted Stock Award granted hereunder shall be as follows:

(1) the purchase price shall be $.01 per Share (the par value of the Company’s Common Stock); and

(2) Subject to Sections 9(d) and 11(c), Restricted Stock shall vest on the date of the following year’s Annual Meeting of Stockholders of the Company, provided that the Purchaser is an Outside Director on such date.

(d) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 2(h) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(e) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final.

5. Eligibility. Options and Restricted Stock Awards may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) and all Restricted Stock Awards shall be automatically granted in accordance with the terms set forth in Section 4(c)

The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

7. Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(b) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, or (iii) other shares of the Company’s Common Stock which, in the case of Shares acquired upon exercise of an Option, either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised.

(c) No Repricing. The per Share exercise price for Optioned Stock may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Optioned Stock as well as an Option exchange program whereby the Optionee agrees to cancel an existing Option in exchange for an Option or a Restricted Stock Award.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

(b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(c) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within seven (7) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination; provided, however, that if an Outside Director ceases to serve as a Director upon a Qualified Retirement, then he may, but only within three (3) years after the date he ceases to be a Director of the Company, exercise his Option to the extent he was qualified to exercise it at the date of such Qualified Retirement. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Disability of Optionee. Notwithstanding the provisions of Section 8(c) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

(e) Death of Optionee. In the event of the death of an Optionee during the term of an Option, the Option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable and may be exercised, at any time within twelve (12) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

9. Restricted Stock.

(a) Procedure for Purchase. Following a Restricted Stock Award in accordance with Section 4(c), the Board shall notify the offeree in writing of the terms, conditions and restrictions relating to the offer, and the offeree shall have ninety (90) days following receipt of such notice within which to accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in such form as the Board shall approve.

(b) Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing Restricted Stock, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to purchased Shares. A share certificate for the number of Shares of Restricted Stock purchased shall be issued to the Purchaser as soon as practicable after purchase of the Restricted Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(c) Termination of Continuous Status as a Director. In the event a Purchaser’s Continuous Status as a Director terminates prior to vesting (other than by reason of the Purchaser’s death), Restricted Stock shall be forfeited by the Purchaser without any consideration therefor.

(d) Death. In the event a Purchaser’s Continuous Status as a Director terminates by reason of the Purchaser’s death, the Purchaser’s Restricted Stock shall become fully vested as of the date of death.

(e) Shares Available Under the Plan. Except as otherwise provided in Section 3 hereof, a purchase of Restricted Stock as provided hereunder shall result in a decrease in the number of Shares that thereafter shall be available under the Plan, by the number of Shares of Restricted Stock purchased.

(f) Rule 16b-3. Restricted Stock Awards to Outside Directors must comply with the applicable provisions of Rule 16b-3 of the Exchange Act and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Non-Transferability of Options and Restricted Stock Awards. Options and Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and Restricted Stock Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or repurchase or forfeiture of Restricted Stock, as well as the price per Share covered by each such outstanding Option, as applicable, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Restricted Stock Award.

(b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, Options and Restricted Stock shall become fully vested and, in the case of Options, fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option or Restricted Stock Award remains unexercised at the time of the dissolution or liquidation, the Option or Restricted Stock Award shall terminate.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, Restricted Stock shall fully vest and outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(c) through (e) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

12. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not impair the rights of any Optionee or Purchaser under Options or Restricted Stock already granted without his or her consent and, in the absence of such consent, such Options and Restricted Stock shall remain in full force and effect as if this Plan had not been amended or terminated.

13. Time of Granting Options or Restricted Stock Awards. The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option or Restricted Stock Award is so granted within a reasonable time after the date of such grant.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Restricted Stock Award unless the exercise of such Option or Restricted Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or Restricted Stock Award, the Company may require the person exercising such Option or Restricted Stock Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Agreements. Options and Restricted Stock Awards shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

Proxy - Autodesk, Inc.

Meeting Details

2005 SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. (“Autodesk”), a Delaware corporation, hereby acknowledges receipt of the Notice of 2005 Special Meeting of Stockholders and Proxy Statement, each dated September 23, 2005, and hereby appoints Carol A. Bartz and Marcia K. Sterling, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Special Meeting of Stockholders of Autodesk to be held on November 10, 2005, at 2:00 p.m., at Autodesk’s principal executive offices, located at 111 McInnis Parkway, San Rafael, California and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the approval of Autodesk’s 2006 Employee Stock Plan and FOR the amendments to Autodesk’s 2000 Directors’ Option Plan.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)

Special Meeting Proxy Card

The Board of Directors recommends a vote FOR Items 1 and 2.

Please read the proposals in full in the accompanying proxy materials.

For	Against	Abstain

1.      Proposal to approve the adoption of the Autodesk 2006 Employee Stock Plan and the reservation of 9,650,000 shares of the Autodesk’s Common Stock, plus a number of additional shares equal to that number of shares cancelled on expiration of the 1996 Stock Plan (not to exceed 4,340,000 shares), for issuance thereunder.

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For	Against	Abstain

2.      Proposal to approve amendments to Autodesk’s 2000 Directors’ Option Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares, to provide that all options granted under the 2000 Directors’ Option Plan will have a maximum term of six years, to limit the number of shares that may be issued under the 2000 Directors’ Option Plan as restricted stock and to prohibit option repricings without stockholder approval.

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Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This proxy card should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all should sign.

Signature 1 Please keep signature within the box	Signature 2 Please keep signature within the box	Date (mm/dd/yyyy)
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